UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

23975 Park Sorrento, Suite 250, Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197

(Issuer’s telephone/facsimile numbers, including area code)

Item 8.01 Other Events

On May 30, 2019, NetSol Technologies, Inc., or the Company, issued a press release announcing that its Board of Directors had authorized the repurchase of up to five million dollars’ worth of the Company’s issues and outstanding common shares. The repurchase plan is authorized commencing May 30, 2019, and ending November 30, 2019, subject an additional six-month extension at the discretion of management.

This information is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

99.1 News Release dated May 30, 2019

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date:	May 31, 2019	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date:	May 31, 2019	/s/ Roger K. Almond
ROGER K. ALMOND
Chief Financial Officer